Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 29, 2025, with respect to the consolidated financial statements of Salspera, Inc. and Subsidiary for the years ended December 31, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Minneapolis, Minnesota

February 2, 2026